SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the RegistrantX

Filed by a Party other than the Registrant

Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
X	Definitive Additional Materials
	Soliciting Material under §240.14a-12
VOYA PRIME RATE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X	No fee required.
	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the                    offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and                  the date of its filing.

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Beginning on May 18, 2020, 2020 the following message will appear as a pop-up window when shareholders access their accounts on the website of Bank of New York, Voya Prime Rate Trust's transfer agent:

Voya Prime Rate Trust Shareholders ACT NOW! – Please help us protect your investment. Make your vote count! Return your WHITE proxy card today. Vote "FOR" the Board-approved nominees and "AGAINST" the proposal requesting a tender offer on the WHITE proxy card. The Annual

Shareholder meeting is on July 9, 2020. Your vote is important!

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